Exhibit 16.1

EEPB, P.C.

CPAs and Business Advisors

2950 North Loop West, Suite 1200

Houston, TX 77092

November 14, 2014

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 11, 2014, to be filed by American Spectrum Realty, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

               /s/ EEPB, P.C.

EEPB, P.C.